Exhibit 32.1

Certification of Chief Executive Officer and Principal Financial Officer

Pursuant to 18 U.S.C. Section 1350,

as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned principal executive officer and principal financial officer of Brazil Minerals, Inc. (the “Company”), certify that the Quarterly Report on Form 10-Q of the Company for the quarter ended March 31, 2022 fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended, and the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 13, 2022	By:	/s/ Marc Fogassa
Marc Fogassa
Chief Executive Officer
(Principal Executive Officer)

Date: May 13, 2022	By:	/s/ Gustavo Pereira de Aguiar
Gustavo Pereira de Aguiar
Chief Financial Officer
(Principal Financial and Accounting Officer)

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.